Exhibit 99.1
STONE ENERGY CORPORATION
Announces Completion of Reverse Stock Split
LAFAYETTE, LA. June 13, 2016

Stone Energy Corporation (NYSE: SGY) today announced that at the close of business on June 10, 2016, it effected a 1-for-10 reverse stock split. Every 10 shares of Stone’s issued and outstanding common stock were automatically converted into one share of common stock. Stone’s common stock will begin trading on a split-adjusted basis when the market opens on June 13, 2016.
Pursuant to the reverse stock split, every 10 shares of Stone’s issued and outstanding common stock (and such shares held in treasury) were automatically converted into one share of common stock. No fractional shares will be issued if, as a result of the reverse stock split, a stockholder would otherwise have been entitled to a fractional share. Instead, each stockholder is entitled to receive a cash payment equal to the fraction of which such holder would otherwise have been entitled multiplied by the closing price per share on June 10, 2016. Following the reverse stock split, the number of outstanding shares of Stone’s common stock was reduced by a factor of ten.  The number of authorized shares of common stock has also been proportionately decreased. The overall and per person share limitations in Stone’s 2009 Amended and Restated Stock Incentive Plan, as amended from time to time, and outstanding awards thereunder were also proportionately adjusted to reflect the reverse stock split.
Stone’s shares of common stock will continue to trade on the New York Stock Exchange (“NYSE”) under the symbol “SGY” but will trade under the new CUSIP number 861642304. The reverse stock split was intended to increase the market price per share of Stone’s common stock in order to comply with the NYSE continued listing standards relating to minimum price per share. The reverse stock split will not cure Stone’s non-compliance with the NYSE average global market capitalization.
Computershare Trust Company, N.A., Stone’s transfer agent, is acting as the exchange agent for the reverse stock split. Please contact Computershare Trust Company, N.A. for further information at (800) 962-4284.
Forward Looking Statements
Certain statements in this press release are forward-looking and are based upon Stone’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities that Stone plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, including future production of oil and gas, future capital expenditures and drilling of wells and future financial or operating results are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in commodity prices for oil and gas, operating risks, liquidity risks, including risks relating to our bank credit facility, our outstanding notes and any restructuring thereof, and our ability to continue as a going concern, any potential chapter 11 bankruptcy proceeding, political and regulatory developments and legislation, including developments and legislation relating to our operations in the Gulf of Mexico and Appalachia, and other risk factors and known trends and uncertainties as described in Stone’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Stone’s actual results and plans could differ materially from those expressed in the forward-looking statements.
Stone Energy is an independent oil and natural gas exploration and production company headquartered in Lafayette, Louisiana with additional offices in New Orleans, Houston and Morgantown, West Virginia. Stone is engaged in the acquisition, exploration, development and production of properties in the Gulf of Mexico and Appalachian basins. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210 phone, 337-521-9880 fax or via e-mail at CFO@StoneEnergy.com.